EXHIBIT 99.1

Quanex Building Products Corporation Fiscal Second Quarter 2009 Results

       Loss of $0.38 per Diluted Share from Continuing Operations excluding Special Items
       Loss of $1.08 per Diluted Share from Continuing Operations
    Generated $15 Million of Cash from Six Months Operating Activities
               $85 Million Cash and Equivalents Balance

HOUSTON, May 28, 2009 (GLOBE NEWSWIRE) -- Quanex Building Products Corporation (NYSE:NX) today reported fiscal second quarter 2009 results for the period ending April 30. Loss from continuing operations was $14.0 million, or $0.38 per diluted share, excluding special items, and $40.1 million, or $1.08 per diluted share, including special items. Special items were an after-tax impairment charge of $29.0 million, or $0.78 per diluted share, and after-tax LIFO income of $2.9 million, or $0.08 per diluted share.

Quarterly Highlights

 * Net sales were $113.2 million.
 * Operating loss was $16.4 million excluding special items.
 * Reduced inventories by $21.6 million.
 * Cash and equivalents totaled $85.4 million.
 * Recorded a $45.3 million pre-tax true-up impairment charge.
 * Recorded $4.5 million pre-tax LIFO income.
 * Capital expenditures were $5.0 million.
 * Cash provided by operating activities was $14.6 million for the six months.

Quarterly Commentary

 ENGINEERED PRODUCTS  (in millions)
                                                    2nd qtr   2nd qtr
                                                     2009      2008
                                                   --------  --------
 Net sales                                         $  65.2   $   92.5
 Operating income (loss) excluding special items   $  (0.8)  $    5.3

Engineered Products is focused on providing leading window and door customers with value-added fenestration components, products, and systems. Key market drivers are residential housing starts and residential remodeling activity.

"The U.S. residential housing market dropped 49% in our second quarter compared to a year ago, while residential remodeling activity was estimated to be off 10% to 15% over this same timeframe," said David D. Petratis, president and chief executive officer of Quanex Building Products. "Net sales at Engineered Products were down 29% as business conditions remained difficult. However, we did see demand improve during the quarter, particularly in April, due to the seasonal nature of our building products markets," Petratis continued. "While discussions with our customers currently reflect a bit of optimism for the second half of the year, home inventories remain at high levels. Therefore, we will continue to size the business and our inventories at conservative levels."

 ALUMINUM SHEET PRODUCTS  (in millions)
                                                   2nd qtr   2nd qtr
                                                    2009       2008
                                                   --------  --------
 Net sales                                         $  50.4   $  118.3
 Operating income (loss)                           $ (11.6)  $   10.0
 Shipped pounds                                         44         72

Aluminum Sheet Products is a leading provider of common alloy aluminum sheet products for the building & construction, transportation and other consumer durable markets. Key market drivers are residential housing starts and residential remodeling activity.

"London Metal Exchange (LME) aluminum prices in the second quarter fell to a new inflation-adjusted low of $0.57 per pound, before climbing back to $0.65 per pound by quarter end. These historically low prices, combined with relatively high aluminum scrap costs, continued to negatively impact our spread (sales price less material costs), which was down 51% and 33% from the second quarter 2008 and first quarter 2009, respectively. Shipped pounds were 44 million, down 39% from the year ago quarter and reflected the deterioration in demand in the building and construction market," said Petratis. "For the second half of the year, we expect spread to rise as the bulk of this high priced scrap has now been processed and LME aluminum prices have stabilized. However, shipped pounds are expected to continue to significantly trail year ago levels."

Cash Flow

"Generating good cash flow and carefully watching our spending remain paramount. During the quarter, we reduced company-wide inventories by $22 million, with particular progress at Nichols Aluminum, where inventory pounds were reduced by almost 50%, leaving it with an inventory level 25% lower than at any point in the last 10 years. We believe there is still room for incremental improvements company-wide. As we continue to monitor our working capital, we are also closely watching the aging of receivables. At quarter end, we had a healthy cash balance of $85 million," Petratis said.

Outlook

"Rising unemployment, difficult lending practices, high home inventories and troubling foreclosure rates have resulted in a difficult market environment for Quanex Building Products," said Petratis. "We responded to these challenges and made significant reductions in our workforce, consolidated and idled facilities, and leaned out working capital to maximize our cash flow. However, negative economic factors will continue to be a significant drag on U.S. residential build rates and remodeling activity, and at this time we cannot estimate what the rate of these activities will be in fiscal 2009. This uncertainty also carries through to our ability to precisely estimate operating income for the second half of the year," Petratis said. "At this time and subject to change, we expect our Engineered Products segment to report some $12 million to $15 million of operating income in the second half of the year, and our Aluminum Sheet Products segment to approach breakeven in the same period. Second half segment estimates exclude corporate expenses. For the company, we expect to report a loss for fiscal 2009 as previously reported, excluding impairment charges and LIFO income."

Impairment Charge

"In the first quarter of 2009, we determined there were sufficient indicators to require us to perform an interim goodwill and other intangible asset impairment analysis. As a result, we booked estimated goodwill and other intangible asset impairment charges of $137.3 million pre-tax in the first quarter. We completed this goodwill analysis during the second quarter and booked an additional $45.3 million pre-tax impairment charge," said Petratis.

Non-GAAP Financial Measures

Income (loss) from continuing operations excluding special items, diluted earnings (loss) per share from continuing operations excluding special items, and operating income (loss) excluding special items are non-GAAP financial measures.

We believe these non-GAAP financial measures provide a consistent basis for comparison between quarters, and enhance the understanding of the performance of our operations as they are not influenced by certain costs incurred during the periods that are believed to be special and related to specific, infrequent items.

Set forth below is a reconciliation of reported operating income (loss) to operating income (loss) excluding special items; reported income (loss) from continuing operations to income (loss) from continuing operations excluding special items; and reported diluted earnings (loss) per share from continuing operations to diluted earnings (loss) per share from continuing operations excluding special items. We do not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP.

GAAP reconciliations

                         Three months ended April 30, 2009
                ------------------------------------------------------
 Operating
 Income
 (in millions)                  Aluminum     Corporate
                 Engineered      Sheet          and
                  Products      Products       Other      Consolidated
                ------------  ------------  ------------  ------------
 Operating
  income
  (loss),
  as reported   $     (46.1)  $     (11.6)  $       0.5   $     (57.2)
   LIFO charge
    (income)             --            --          (4.5)         (4.5)
   Impairment
    of goodwill        45.3            --            --          45.3
   Charges
    associated
    with the
    Company's
    Separation
    (stock-
    based
    compensation,
    Transaction
    costs
    and other)           --            --           --             --
                ------------  ------------  ------------  ------------

 Operating
  income
  (loss),
  excluding
  special
  items         $      (0.8)  $     (11.6)  $      (4.0)  $     (16.4)
                ============  ============  ============  ============

                          Three months ended April 30, 2008
                ------------------------------------------------------
 (in millions)                  Aluminum     Corporate
                 Engineered      Sheet          and
                  Products      Products       Other      Consolidated
                ------------  ------------  ------------  ------------
 Operating
  income
  (loss),
  as reported   $       5.3   $      10.0   $     (31.5)  $     (16.2)
   LIFO charge
    (income)             --            --            --            --
   Impairment
    of goodwill          --            --            --            --
   Charges
    associated
    with the
    Company's
    Separation
    (stock-
    based
    compensation,
    Transaction
    costs
    and other)           --            --          25.7          25.7
                ------------  ------------  ------------  ------------

 Operating
  income
  (loss),
  excluding
  special
  items         $       5.3   $      10.0   $      (5.8)  $       9.5
                ============  ============  ============  ============

 Net  Income                         Three months ended April 30,
(in millions except            -------------------------------------
  diluted EPS)                       2009                2008
                               -----------------  ------------------
                                         Diluted             Diluted
                                Income     EPS      Income     EPS
                               --------  --------  --------  --------
 Income (loss) from continuing
  operations, as reported      $ (40.1)  $ (1.08)  $  (7.3)  $ (0.20)
  LIFO charge (income)            (2.9)    (0.08)       --       --
  Impairment of goodwill          29.0      0.78        --       --
  Charges associated with
   the Company's
    Separation (stock-based
     compensation, transaction
     costs and other)               --       --        13.8      0.37
                               --------  --------  --------  --------
 Income (loss) from continuing
  operations, excluding
  special items                $ (14.0)  $ (0.38)  $   6.5   $  0.17
                               ========  ========  ========  ========

 Diluted weighted average
  common shares outstanding
  (in thousands)                          37,333              37,265

Dividend Declared

The Board of Directors declared a quarterly cash dividend of $0.03 per share on the company's common stock, payable June 30, 2009, to shareholders of record on June 15, 2009.

Corporate Profile

Quanex Building Products Corporation is an industry-leading manufacturer of value-added, engineered materials and components serving the building products markets. It is a long term ROIC-driven company that grows shareholder returns through a combination of organic growth via new products and programs and strategic acquisitions.

The Quanex Building Products Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=1117

Financial Statistics as of 04/30/09

Book value per common share: $10.67; Total debt to capitalization: 0.6%; Actual number of common shares outstanding: 37,653,350.

Definitions

Book value per common share -- calculated as total stockholders' equity as of balance sheet date divided by actual number of common shares outstanding;

Total debt to capitalization -- calculated as the sum of both the current and long term portion of debt, as of balance sheet date, divided by the sum of both the current and long term portion of debt plus total stockholders' equity as of balance sheet date;

Statements that use the words "expect," "should," "believe," "will," "might," or similar words reflecting future expectations or beliefs are forward-looking statements. The statements found above are based on current expectations. Actual results or events may differ materially from this release. Factors that could impact future results may include, without limitation, the effect of both domestic and global economic conditions, the impact of competitive products and pricing, and the availability and cost of raw materials. For a more complete discussion of factors that may affect the company's future performance, please refer to the company's 10-K filing on December 18, 2008, under the Securities Exchange Act of 1934, in particular the section titled, "Private Securities Litigation Reform Act" contained therein.

For additional information, visit the company's website at www.quanex.com.

 QUANEX BUILDING PRODUCTS CORPORATION
 INDUSTRY SEGMENT INFORMATION
 (In thousands)
 (Unaudited)

  Three months ended                               Six months ended
       April 30,                                       April 30,
 ---------------------                           ---------------------
    2009       2008                                 2009       2008
 ---------- ----------                           ---------- ----------
                       Net Sales:

 $  65,249  $  92,494  Engineered Products       $ 130,067  $ 179,770
    50,356    118,281  Aluminum Sheet Products     101,164    210,348
 ---------- ----------                           ---------- ----------
   115,605    210,775    Building Products         231,231    390,118

    (2,399)    (3,437)   Eliminations               (5,137)    (7,868)
 ---------- ----------                           ---------- ----------

 $ 113,206  $ 207,338      Net Sales             $ 226,094  $ 382,250
 ========== ==========                           ========== ==========

                       Operating Income*:

 $ (46,135) $   5,296  Engineered Products       $(167,750) $   7,190
   (11,558)     9,982  Aluminum Sheet Products     (39,762)    15,585
 ---------- ----------                           ---------- ----------
   (57,693)    15,278    Building Products        (207,512)    22,775

       474    (31,500)   Corporate and Other        (5,268)   (40,164)
 ---------- ----------                           ---------- ----------
                           Operating Income
 $ (57,219) $ (16,222)      (Loss)               $(212,780) $ (17,389)
 ========== ==========                           ========== ==========

 * Operating income reflects non-cash impairment charge of $45.3 million and $182.6 million, respectively:

                                Period Ending April 30, 2009
                                ----------------------------
                                Three Months      Six Months
                                ------------    ------------
                                      (In thousands)
 Engineered Products            $   (45,263)    $  (162,173)
 Aluminum Sheet Products                 --         (20,389)
   Total impairment loss        $   (45,263)    $  (182,562)

 QUANEX BUILDING PRODUCTS CORPORATION
 CONSOLIDATED STATEMENTS OF INCOME
 (In thousands, except per share data)
 (Unaudited)

   Three months ended                              Six months ended
       April 30,                                       April 30,
 ---------------------                           ---------------------
    2009       2008                                 2009       2008
 ---------- ----------                           ---------- ----------

 $ 113,206  $ 207,338     Net sales              $ 226,094  $ 382,250
                        Cost of sales (exclusive
                         of items shown
   104,387    170,776     separately below)        211,051    317,853
                       Selling, general and
    12,846     43,637     administrative expense    28,627     63,680
                       Impairment of goodwill and
    45,263         --     intangibles              182,562         --
                       Depreciation and
     7,929      9,147     amortization              16,634     18,106
 ---------- ----------                           ---------- ----------
   (57,219)   (16,222)    Operating income (loss) (212,780)   (17,389)
      (109)      (100)    Interest expense            (231)      (238)
       177      4,242     Other, net                   299      4,550
 ---------- ----------                           ---------- ----------

                       Income (loss) from
                        continuing operations
   (57,151)   (12,080)    before income taxes     (212,712)   (13,077)
                       Income tax benefit
    17,005      4,765     (expense)                 52,153      5,153
 ---------- ----------                           ---------- ----------
                       Income (loss) from
   (40,146)    (7,315)    continuing operations   (160,559)    (7,924)
                       Income (loss) from
                        discontinued operations,
        --      1,982     net of taxes                  --      5,675
 ---------- ----------                           ---------- ----------
 $ (40,146) $  (5,333)    Net income (loss)      $(160,559) $  (2,249)
 ========== ==========                           ========== ==========

                       Basic and diluted
                        earnings per
                        common share:
                          Earnings (loss) from
 $   (1.08) $   (0.20)    continuing operations  $   (4.30) $   (0.21)
                        Income (loss) from
                         discontinued
 $      --  $    0.06    operations              $      --  $    0.15
 ---------- ----------                           ---------- ----------
                       Basic earnings (loss)
 $   (1.08) $   (0.14)    per common share       $   (4.30) $   (0.06)
 ---------- ----------                           ---------- ----------

                       Weighted average common
                        shares outstanding:
    37,333     37,265     Basic and diluted         37,333     37,215

 QUANEX BUILDING PRODUCTS CORPORATION
 CONDENSED CONSOLIDATED BALANCE SHEETS
 (In thousands)
 (Unaudited)

 April 30,                                                 Oct. 31,
   2009                                                      2008
 ------------------------------------------------------------------
             Assets
 $  85,406   Cash and equivalents                         $  67,413
    52,584   Accounts receivable, net                       101,211
    36,918   Inventories, net                                63,848
     9,314   Deferred income taxes                           10,932
     6,712   Other current assets                             6,239
 ---------   ------------------------------------------   ---------
   190,934   Total current assets                           249,643
   151,639   Property, plant and equipment, net             157,389
    58,013   Deferred income taxes                            3,875
    25,189   Goodwill                                       196,338
    48,868   Intangible assets, net                          62,476
    10,586   Other assets                                    11,126
 ---------   ------------------------------------------   ---------
 $ 485,229   Total assets                                 $ 680,847
 =========   ==========================================   =========
             Liabilities and stockholders' equity
 $  36,402   Accounts payable                             $  79,512
    28,224   Accrued liabilities                             38,316
       323   Current maturities of long-term debt               363
 ---------   ------------------------------------------   ---------
    64,949   Total current liabilities                      118,191
     2,143   Long-term debt                                   2,188
     1,887   Non-current environmental reserves               2,485
    14,327   Other liabilities                               10,155
 ---------   ------------------------------------------   ---------
    83,306   Total liabilities                              133,019
   401,923   Total stockholders' equity                     547,828
 ---------   ------------------------------------------   ---------
 $ 485,229   Total liabilities and stockholders' equity   $ 680,847
 =========   ==========================================   =========

 QUANEX BUILDING PRODUCTS CORPORATION
 CONSOLIDATED STATEMENTS OF CASH FLOW
 (In thousands)
 (Unaudited)

                                                   Six months ended
                                                       April 30,
                                                ----------------------
                                                   2009        2008
                                                ----------  ----------
 Operating activities:
   Net income                                   $(160,559)  $  (2,249)
   Income from discontinued operations                 --      (5,675)
                                                ----------  ----------
   Net income from continuing operations         (160,559)     (7,924)
   Adjustments to reconcile net income to
    cash provided by operating activities:
     Depreciation and amortization                 16,668      18,111
     Impairment of goodwill and intangibles       182,562          --
     Deferred income taxes                        (34,730)      2,999
     Stock-based compensation                       1,403      24,936
                                                ----------  ----------
                                                    5,344      38,122

   Changes in assets and liabilities, net of
    effects from acquisitions, dispositions
    and the Separation:
     Decrease (Increase) in
      accounts receivable                          47,103      (5,896)
     Decrease (Increase) in inventory              26,913      (3,127)
     Decrease (Increase) in other
      current assets                                 (188)     (4,872)
     Increase (Decrease) in accounts payable      (43,190)        954
     Increase (Decrease) in
      accrued liabilities                          (5,522)     (2,294)
     Increase (Decrease) in income taxes          (19,729)       (646)
     Other, net                                     3,869      (2,773)
                                                ----------  ----------
   Cash provided by (used for) operating
    activities from continuing operations          14,600      19,468
   Cash provided by (used for) operating
    activities from discontinued operations            --      25,127
                                                ----------  ----------
 Cash provided by (used for)
  operating activities                             14,600      44,595
                                                ----------  ----------
 Investing activities:
   Capital expenditures, net of retirements        (9,567)     (6,941)
                                                ----------  ----------
     Cash provided by (used for) investing
      activities from continuing operations        (9,567)     (6,941)
     Cash provided by (used for) investing
      activities from discontinued operations          --      34,113
                                                ----------  ----------
 Cash provided by (used for)
  investing activities                             (9,567)     27,172
                                                ----------  ----------
 Financing activities:
   Repayments of long-term debt                      (163)     (1,264)
   Common dividends paid                           (2,260)         --
   Funding from Separation                         15,401      27,755
   Other, net                                          --        (290)
                                                ----------  ----------
     Cash provided by (used for) financing
      activities from continuing operations        12,978      26,201
     Cash provided by (used for) financing
      activities from discontinued operations          --     (46,183)
                                                ----------  ----------
 Cash provided by (used for)
  financing activities                             12,978     (19,982)
                                                ----------  ----------
      Effect of exchange rate changes on
       cash and equivalents                           (18)        (56)
 LESS: (Increase) Decrease in cash and
  equivalents from discontinued operations             --     (13,057)
                                                ----------  ----------
 Increase (Decrease) in cash and equivalents
  from continuing operations                       17,993      38,672
 Beginning of period cash and equivalents          67,413       1,778
                                                ----------  ----------
 End of period cash and equivalents             $  85,406   $  40,450
                                                ==========  ==========

CONTACT:  Quanex Building Products Corporation
          Financial Contact:
          Jeff Galow
            713-877-5327
          Media Contact:
          Valerie Calvert
            713-877-5305